Exhibit 10.1(f)

SIXTH AMENDMENT TO LEASE

(8383 WILSHIRE BOULEVARD)

THIS SIXTH AMENDMENT TO LEASE (“Sixth Amendment”) is made and entered into as of the 6th day of February, 2007, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (“Landlord”), and SPARK NETWORKS PLC (formerly known as MatchNet plc), a public limited company organized and existing under the laws of England and Wales and qualified to do business in California (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Standard Office Lease dated as of September 1, 2000 (“Original Lease”), as amended by that certain First Amendment to Lease dated as of September 5, 2000 (“First Amendment”), that certain Second Amendment to Lease dated as of January 16, 2003 (“Second Amendment”), that certain Third Amendment to Lease dated as of October 30, 2003 (the “Third Amendment”), that certain Fourth Amendment to Lease dated as of May 14, 2004 (the “Fourth Amendment”), and that certain Fifth Amendment to Lease dated as of January 31, 2006 (the “Fifth Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space consisting of approximately 24,955 rentable square feet and commonly known as Suites 800, 809 and 810 (collectively, the “Premises”), located on the eighth (8th) floor of that certain building whose address is 8383 Wilshire Boulevard, Beverly Hills, California (the “Building”), as more particularly described in the Original Lease, as amended. The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, are sometimes collectively referred to herein as the “Lease”.

B. The Lease expires in accordance with its terms on July 31, 2007 (“Expiration Date”).

C. Now withstanding the foregoing, by this Sixth Amendment, Landlord and Tenant desire to extend the Term of the Lease for a period of twelve (12) months, and to otherwise modify the Lease as provided herein.

D. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. New Extended Term. The Expiration Date shall be extended such that the Lease shall expire on July 31, 2008 (“Extended Expiration Date”), unless earlier terminated by Landlord in accordance with the terms of the Lease. The period from August 1, 2007 (the “New Renewal Commencement Date”) through the Extended Expiration Date, shall be referred to herein as the “New Extended Term.” Notwithstanding anything to the contrary in the Lease, Tenant shall not have any right to extend the Lease beyond the New Extended Term, and Tenant shall not have any right whatsoever to terminate the Lease, as amended.

2. Monthly Basic Rental. Notwithstanding anything to the contrary in the Lease, during the New Extended Term, Tenant shall pay, in accordance with the terms of the Lease, as amended by the provisions of this Section 3, Monthly Basic Rental for the Premises equal to Seventy-Four Thousand Eight Hundred Sixty-Five and 00/100 Dollars ($74,865.00), based on $3.00 per rentable square foot per month.

3. Base Year: Tenant’s Proportionate Share. Notwithstanding anything to the contrary contained in the Lease, during the New Extended Term, (i) the Base Year shall remain the 2006 calendar year, and (ii) Tenant’s Proportionate Share of any increase in Direct Costs for the Premises shall remain 5.89%.

4. Condition of the Premises: Supplemental HVAC. Tenant acknowledges that it currently occupies the Premises, and Tenant hereby agrees to accept the Premises in its “as-is” condition and Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises during the New Extended Term. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises. Subject to Articles 9 and 10 of the Original Lease, Tenant, at is sole cost and expense, shall have the option to move its supplemental HVAC equipment (the “Supplemental HVAC”) from Suite 800 of the Premises to Suite 810 of the Premises. Tenant shall, at Tenant’s sole cost and expense, cause the Supplemental HVAC to be separately metered and shall pay the applicable electrical/power service provider or electricity and other charges for the Supplemental HVAC, plus any applicable taxes (and Landlord shall have no obligations in connection therewith). Tenant shall repair and maintain the Supplemental HVAC, at Tenant’s sole cost and expense. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be obligated to remove the Alterations in the Premises (including the HVAC equipment that may be moved to Suite 810 hereunder), to the extent installed in the Premises as of the date of this Amendment, as a condition of Tenant’s surrender of the Premises.

5. Security Deposit. Tenant has previously deposited with Landlord Fifty-Two Thousand Nine Hundred Sixty Three and 27/100 Dollars ($52,963.27) as a Security Deposit under the Lease. Concurrently with Tenant’s execution of this Sixth Amendment, Tenant shall deposit with Landlord an additional Twenty-One Thousand Nine Hundred One and 73/100 Dollars ($21,901.73) as an addition to the Security Deposit (for a total required Security Deposit under the Lease of $71,865.00). Landlord shall continue to hold the Security Deposit as increased herein in accordance with the terms and conditions of Article 4 of the Original Lease.

6. Services. Notwithstanding anything to the contrary contained in Article 11 of the Original Lease, Landlord shall, subject to reimbursement under Article 3 of the Original Lease, continue to have the restrooms contained on the floor on which the Premises are located cleaned two (2) times per day, five days per week, except for national and local holidays. Subject to availability, Tenant may elect to have additional janitorial services, provided that any services provided by Landlord to Tenant in addition to the foregoing shall be at Tenant’s sole cost and expense.

7. Brokers. Each party represents and warrants to the other that other than Cresa Partners (Brian Davies and David Toomey) and First Property Realty Corporation (Mike Geller and Gayle Landes) (collectively, “Broker”), no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Sixth Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity other than Broker who claims or alleges that they are entitled to a commission based on the acts of the indemnifying party.

8. Defaults. Tenant and Landlord hereby represent and warrant to the other that, as of the date of this Sixth Amendment, each party is in full compliance with all terms, covenants and conditions of the Lease and to such party’s current knowledge, there are no breaches or defaults under the Lease by Landlord or Tenant, and that neither party knows of any events or circumstances which, given the passage of time or notice or both, would constitute a default under the Lease by either Landlord or Tenant.

9. No further Modification. The following terms shall be of no farther force and effect during the New Extended Term: The entire Fourth Amendment, other than Section 6 (Security Deposit). Except as set forth in this Sixth Amendment, all of the terms and provisions of the Lease shall apply to the Premises during the New Extended Term, are hereby expressly ratified, and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease, as amended by this Sixth Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment, as of the date of first above written.

“LANDLORD”	ARDEN REALTY LIMITED PARTNERSHIP,
a Maryland limited partnership

	By:	ARDEN REALTY, INC.
a Maryland corporation
Its: Sole General Partner

		By:	/s/ Robert C. Peddicord
		Name:	Robert C. Peddicord
		Its:	Chief Operating Officer

“TENANT”	SPARK NETWORKS PLC (formerly known as MatchNet plc), a public limited company organized and existing under the laws of England and Wales and qualified to do business in California

	By:	/s/ David E. Siminoff
	Print Name:	David E. Siminoff
	Title:	CEO

	By:	/s/ Gregory R. Liberman
	Print Name:	Gregory R. Liberman
	Title:	PRES. & COO

4